UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2021
CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-35603	20-5717694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHUY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.
On July 30, 2021, Chuy’s Holdings, Inc. (the “Company”) entered into a secured $35.0 million revolving credit facility with certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, swingline lender and issuing lender (the “Credit Facility”). The Credit Facility provides the Company with an aggregate principal commitment of up to $35.0 million for revolving credit loans, with sublimits of $5.0 million for letters of credit and $5.0 million for swingline loans. Subject to conditions provided in the Credit Facility, the Credit Facility may be increased up to an additional $25.0 million at the Company’s option if the lenders agree to increase their commitments. The Credit Facility will mature on July 30, 2024, unless the Company exercises its option to voluntarily and permanently reduce all of the commitments before the maturity date.
The Credit Facility is guaranteed by certain of the Company’s subsidiaries and the obligations under the Credit Facility are, subject to some exceptions, secured by a continuing security interest in substantially all of the assets of the Company and its subsidiary guarantors.
Advances under the Credit Facility accrue interest at a per annum rate equal to, at the Company’s election, either LIBOR plus a margin of 1.50% to 2.00%, depending on the Company’s consolidated total lease adjusted leverage ratio, or a base rate determined according to the highest of (a) the prime rate, (b) the federal funds rate plus 0.50% or (c) LIBOR plus 1.0%, plus a margin of 0.50% to 1.00%, depending on the Company’s consolidated total lease adjusted leverage ratio.
An unused commitment fee at a rate of 0.125% applies to unutilized borrowing capacity under the Credit Facility. Amounts owing under the Credit Facility may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a LIBOR rate election is in effect.
The Credit Facility contains representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for an agreement of this type, including covenants setting a maximum consolidated total lease adjusted leverage ratio and a minimum fixed charge coverage ratio. If an event of default occurs, the lenders may terminate the commitments under the Credit Facility and require the immediate repayment of all outstanding borrowings and the cash collateralization of all outstanding letters of credit under the Credit Facility.
JPM may in the future from time to time perform investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, for which it may in the future receive, customary compensation and reimbursement of expenses.
The above description of the material terms and conditions of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 1.02.     Termination of a Material Definitive Agreement.
On July 30, 2021, in connection with entering into the Credit Facility, the Company terminated its $25.0 million revolving credit facility (the “Wells Fargo Credit Facility”) by and among the Company, the Company’s subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as administrative agent. For additional information regarding the Wells Fargo Credit Facility, see “Note 5. Long-Term Debt” in the Notes to the Unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2021 filed with the Securities and Exchange Commission on May 7, 2021, which description is incorporated herein by reference.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On July 29, 2021, the Company held its 2021 Annual Meeting of Stockholders. All matters submitted for approval by the Company’s stockholders, as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 9, 2021, were approved. The number of shares of common stock entitled to vote at the Company’s 2021 Annual Meeting of Stockholders was 19,997,123, representing the number of shares outstanding as of June 1, 2021, the record date for the annual meeting.

The results of each matter voted on were as follows:
1.    Election of directors. The following directors were elected for terms expiring at the 2024    annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Starlette Johnson	17,592,672	841,629	776,735
Randall DeWitt	17,734,742	669,559	776,735
2.    Approval, on an advisory basis, of the compensation of the Company's named executive officers. The compensation of the Company's named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,060,880	369,955	3,466	776,735

3.     Ratification of appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2021. The appointment was ratified.

Votes For	Votes Against	Abstentions
19,110,272	100,691	73
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated as of July 30, 2021, by and among Chuy’s Holdings, Inc., as borrower, certain subsidiaries of Chuy’s Holdings, Inc., as guarantors, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing lender.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Name: Jon W. Howie Title: Vice President and Chief Financial Officer

Date: August 2, 2021